EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2005 Stock Incentive Plan and 2007 Equity Incentive Plan of PROLOR Biotech, Inc. (formerly Modigene Inc.) of our report dated March 18, 2013, with respect to the consolidated financial statements of OPKO Health, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida

August 26, 2013